SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TITAN GOLD CORP.**, did on September 16, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 16, 2009.

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20090916-0395
You may verify this certificate online at **http://www.nvsos.gov/**

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 16, 2009

Job Number: C20090916-0395
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090682668-07	Articles of Incorporation	8 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20090916-0395
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090682668-07
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/16/2009 8:00 AM
	Entity Number E0495892009-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Titan Gold Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Laughlin Associates, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* / Par value per share: $ / Number of shares *without par value:* 75,000
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Brent Buscay (Name) 2533 North Carson Street (Street Address) / Carson City (City) / NV (State) / 89706 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To conduct any lawful activity.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Brent Buscay (Name) / X [signature] Incorporator Signature 2533 North Carson Street (Address) / Carson City (City) / NV (State) / 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / September 16, 2009 (Date)

This form must be accompanied by appropriate fees.

ATTACHMENT TO

ARTICLES OF INCORPORATION

FIRST. The name of the corporation is:

Titan Gold Corp.

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 the Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events,

whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is SEVENTY FIVE THOUSAND (75,000) shares of stock without nominal par value and no other class of stock shall be authorized. Said shares may be issued by the corporation, from time to time, for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

NAME	**POST OFFICE ADDRESS**
Brent Buscay	2533 North Carson Street Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	**POST OFFICE ADDRESS**
Brent Buscay	2533 North Carson Street Carson City, Nevada 89706

EIGHTH. The registered agent for this corporation shall be:

LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

2533 North Carson Street
Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.